Exhibit 99.1

EARNINGS RELEASE

By:	Expeditors International of Washington, Inc.
3545 Factoria Blvd. SE Sterling Plaza 2, 3rd Floor Bellevue, Washington 98006

CONTACTS:

	Daniel R. Wall	David A. Hackett	Geoffrey Buscher
	President and Chief Executive Officer	Senior Vice President and Chief Financial Officer	Director - Investor Relations
	(206) 674-3455	(206) 674-3400	(206) 892-4510

FOR IMMEDIATE RELEASE

EXPEDITORS REPORTS SECOND QUARTER 2026 EPS OF $2.03

BELLEVUE, WASHINGTON - August 4, 2026, Expeditors International of Washington, Inc. (NYSE:EXPD) today announced second quarter 2026 financial results including the following comparisons to the same quarter of 2025:

•
Diluted Net Earnings Attributable to Shareholders per share (EPS1) increased 51% to $2.03
•
Net Earnings Attributable to Shareholders increased 45% to $266 million
•
Operating Income increased 41% to $350 million
•
Revenues increased 32% to $3.5 billion
•
Airfreight tonnage increased 14% and ocean container volume remained flat
•
Customs, Transcon, Distribution, and Order Management each achieved double-digit revenue growth for a second consecutive quarter
•
Cash returned to shareholders in the form of share repurchases and dividends was $461 million and $748 million, respectively, for the second quarter and year-to-date period of 2026

Daniel R. Wall, President and Chief Executive Officer, commented:

“Our excellent performance this quarter, with double-digit growth across most of our products, is demonstrating that our strategy around operational excellence is working and allowing us to take market share. By focusing on increasing growth in each region, product, and district, we generated tremendous growth and diversification. Our sales, account management, and operations teams all executed extremely well globally this quarter to drive and support this momentum.

“In July we announced the expansion of our Critical Logistics Services (CLS) to include expanded global Aircraft on Ground (AOG) capabilities, further strengthening our presence in time-critical aviation and aerospace logistics. We also continue to invest in our facilities to expand our capacity to meet growing demand for temperature-controlled solutions. By focusing on high-growth markets, we will be able to better serve an even more diverse range of customer needs.”

Q2 2026 Operational Highlights

Airfreight services: “Air buy and sell rates were highly elevated during the quarter, as demand for air capacity continued to outweigh available space, particularly late in the quarter and driven largely by a reduction in passenger flights and constrained belly capacity due to the conflict in the Middle East, home to some of the world's largest commercial air cargo operators. Tonnage increased 14% compared to a year ago and was up 16% compared to Q1 2026, primarily from trade lanes that have been relatively unaffected by the conflict, particularly Asia-U.S. and Asia-Europe. The ongoing heavy demand from AI hyperscalers shows no sign of slowing down, and we have seen increased demand for freighter space, as some hyperscalers are requiring upper-deck access for their servers. In addition, e-commerce out of North Asia has been climbing closer to where it was before the U.S. government began restricting de minimis entries in Q2 2025, putting further

1Diluted earnings attributable to shareholders per share.

NOTE: See Disclaimer on Forward-Looking Statements in this release.

pressure on capacity and rates. Given the current geopolitical state of the world and rising fuel costs along with tight capacity and routing challenges, air carriers are under enormous strain and may continue to be for some time.”

Ocean freight and ocean services: “Despite all of the complications impacting the ocean markets, the carriers have adapted well and managed capacity very carefully, driving an increase in rates particularly late in the quarter as demand also increased. As a result, we may be starting to see a flattening of the long downturn in the ocean market. Volumes increased 7% compared to Q1 2026, the first sequential increase since the third quarter of 2025. Strengthening demand combined with heightened pricing late in the quarter led to an increase in profitability per-container in Q2 2026.”

Customs brokerage and other services: “For a second consecutive quarter, customs and our other products within Customs brokerage and other services all generated double-digit growth from a diverse range of geographies and business sectors, led by demand from AI hyperscalers and other high-value technology customers. Our customs business benefited from tariff-related complexity, along with solid growth from new customers and increased declarations from existing customers. A temporary surge in IEEPA-related filings drove higher pricing, while cost discipline and productivity investments also helped improve our results.”

David A. Hackett, Senior Vice President and Chief Financial Officer, added:

“Our business performed exceptionally this quarter, and our pipeline of new business is very strong. Included in our results is a $25 million pretax restructuring charge related to our Global Technology team. This restructuring was done to modernize and reshape our Global Technology function for the future. While this was a strategic restructuring not driven by cost reduction, we expect it will lower our cost structure going forward by approximately $50 million annually, which equates to nearly 10% of our total corporate overhead expenses. We will continue making high-return investments, including additional investments in artificial intelligence and in our technology talent, capabilities, and solutions, consistent with our modernization strategy, to further increase our operating margins over the long term. The restructuring charge was partially offset by a $16 million gain on the sale of an underutilized property during the quarter.

“As shown above, our strategic investments continue to enhance productivity as our operating efficiency increased to 32.2% in Q2, inclusive of the restructuring charge and before the lower operating costs noted above take effect. In addition, our second quarter headcount remained essentially flat vs. the first quarter of 2026; these measures do not yet fully include the reduction in headcount from the restructuring activities, which will primarily be realized in the third quarter.”

Mr. Hackett noted that the Company returned $461 million in dividends and share repurchases during the quarter and $748 million in dividends and share repurchases for the first half of 2026.

2026 Investor Day

Expeditors plans to hold an Investor Day for its shareholders and analysts on the morning of Wednesday, November 18, 2026, in New York City.

About Expeditors International of Washington, Inc.:

Expeditors is a global logistics company headquartered in Bellevue, Washington. The Company employs trained professionals in 171 district offices and numerous branch locations located on six continents linked into a seamless worldwide network through an integrated information management system. Services include the consolidation or forwarding of air and ocean freight, customs brokerage, vendor consolidation, cargo insurance, time-definite transportation, order management, warehousing and distribution and customized logistics solutions.

NOTE: See Disclaimer on Forward-Looking Statements in this release.

Disclaimer on Forward-Looking Statements:

Certain statements contained in this news release are “forward-looking statements,” based on management’s views with respect to future events and underlying assumptions that involve risks and uncertainties. These forward-looking statements include statements regarding our ability to take market share, to strengthen our presence in time-critical aviation and aerospace logistics, to expand our capacity to meet growing demand for temperature-controlled solutions, and to better serve an even more diverse range of customer needs; the resilience of our non-asset-based model; strategies and solutions to keep customer freight moving out of and around impacted areas; our disciplined cost control; a strong pipeline of new business and diverse areas of growth; robust demand for our customs brokerage services; our ability to work closely with our customers and carrier partners to find solutions and deliver value, while aligning our resources to maximize profitability; and our ability to achieve benefits from restructuring our Global Technology team and from making investments in technology, including artificial intelligence to help drive productivity gains. Future financial performance could differ materially because of factors such as: geopolitical uncertainty; national policy changes on tariffs and other similar measures; new capacity in the marketplace; longer ocean transit times; e-commerce demand in the air market; volatile rates; the price of fuel or fuel shortages; our ability to deliver differentiated performance because of our customer service culture and compensation model; our ability to continue to process an increasing number of more complex customs clearances; and our ability to remain a strong, healthy, unified and resilient organization. Port actions, other labor disruptions, tariffs, and the current uncertainty in the global economy could have the effect of heightening many of the other risks described in Item 1A of our Annual Report on Form 10-K, including, without limitation, those related to the success of our strategy and desire to maintain historical unitary profitability, our ability to attract and retain customers, our ability to manage costs, interruptions to our information technology systems, the ability of third-party providers to perform, and potential litigation and contingencies, including risks associated with tax audits, as updated by our reports on Form 10-Q, filed with the Securities and Exchange Commission. These and other factors are discussed in the Company’s regulatory filings with the Securities and Exchange Commission, including those in “Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and the Company’s most recent Form 10-Q. The forward-looking statements contained in this news release speak only as of this date and the Company does not assume any obligation to update them except as required by law.

NOTE: See Disclaimer on Forward-Looking Statements in this release.

Expeditors International of Washington, Inc.

Second Quarter 2026 Earnings Release, August 4, 2026

Financial Summary for three and six months ended June 30, 2026 and 2025 (Unaudited)

(in 000's of US dollars except share data)

	Three months ended June 30,			Six months ended June 30,
	2026	2025	% Change	2026	2025	% Change
Revenues	$3,502,335	$2,651,885	32%	$6,285,297	$5,318,304	18%
Directly related cost of transportation and other expenses [1]	$2,416,840	$1,753,357	38%	$4,227,991	$3,530,032	20%
Salaries and other operating expenses [2]	$735,877	$650,792	13%	$1,412,860	$1,274,678	11%
Operating income	$349,618	$247,736	41%	$644,446	$513,594	25%
Net earnings attributable to shareholders	$266,226	$183,574	45%	$495,836	$387,369	28%
Basic earnings attributable to shareholders per share	$2.03	$1.35	50%	$3.75	$2.83	33%
Diluted earnings attributable to shareholders per share	$2.03	$1.34	51%	$3.74	$2.82	33%
Basic weighted average shares outstanding	130,953	136,266		132,241	137,045
Diluted weighted average shares outstanding	131,372	136,631		132,724	137,537

1Directly related cost of transportation and other expenses totals Operating Expenses from Airfreight services, Ocean freight and ocean services and Customs brokerage and other services as shown in the Condensed Consolidated Statements of Earnings.

2Salaries and other operating expenses totals Salaries and related, Rent and occupancy, Depreciation and amortization, Selling and promotion and Other as shown in the Condensed Consolidated Statements of Earnings.

During the three and six months ended June 30, 2026, we repurchased 2.3 million and 4.3 million shares of common stock at an average price of $151.50 and $148.87. During the three and six months ended June 30, 2025, we repurchased 2.0 million and 3.5 million shares of common stock at an average price of $112.05 and $114.31 per share.

	Employee Full-time Equivalents as of June 30,
	2026	2025
North America	7,530	7,214
Europe	4,204	4,040
North Asia	2,302	2,306
South Asia	2,111	1,934
Middle East, Africa and India	1,534	1,463
Latin America	900	877
Global Technology	1,406	1,419
Corporate	402	413
Total	20,389	19,666

	Second quarter year-over-year percentage increase (decrease) in:
2026	Airfreight kilos	Ocean freight FEU
April	13%	(9)%
May	14%	(1)%
June	15%	9%
Quarter	14%	—

Investors may submit written questions via email to: investor@expeditors.com. Questions received by the end of business on August 7, 2026 will be considered in management's 8-K “Responses to Selected Questions.”

NOTE: See Disclaimer on Forward-Looking Statements in this release.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	June 30, 2026	December 31, 2025
Assets:
Current Assets:
Cash and cash equivalents	$1,031,448	$1,314,285
Accounts receivable, less allowance for credit loss of $7,299 at June 30, 2026 and $7,241 at December 31, 2025	2,631,118	2,021,889
Deferred contract costs	259,486	283,281
Other	84,969	136,167
Total current assets	4,007,021	3,755,622
Property and equipment, less accumulated depreciation and amortization of $665,264 at June 30, 2026 and $651,087 at December 31, 2025	451,086	462,122
Operating lease right-of-use assets	546,607	550,162
Goodwill	7,927	7,927
Deferred income tax asset, net	103,092	101,671
Other assets, net	19,177	16,134
Total assets	$5,134,910	$4,893,638
Liabilities:
Current Liabilities:
Accounts payable	$1,468,305	$1,123,429
Accrued expenses	607,664	448,055
Contract liabilities	348,857	358,386
Current portion of operating lease liabilities	116,234	110,891
Federal, state and foreign income taxes payable	18,378	32,046
Total current liabilities	2,559,438	2,072,807
Noncurrent portion of operating lease liabilities	451,051	459,698
Deferred income tax liability, net	3,348	3,040
Shareholders’ Equity:
Common stock, par value $0.01 per share. Issued and outstanding: 130,021 shares at June 30, 2026 and 133,884 shares at December 31, 2025	1,300	1,339
Additional paid-in capital	—	—
Retained earnings	2,309,720	2,538,455
Accumulated other comprehensive loss	(192,318)	(184,161)
Total shareholders’ equity	2,118,702	2,355,633
Noncontrolling interest	2,371	2,460
Total equity	2,121,073	2,358,093
Total liabilities and equity	$5,134,910	$4,893,638

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EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Earnings

(In thousands, except per share data)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Revenues:
Airfreight services	$1,494,842	$951,787	$2,525,705	$1,853,547
Ocean freight and ocean services	710,922	675,782	1,309,806	1,457,447
Customs brokerage and other services	1,296,571	1,024,316	2,449,786	2,007,310
Total revenues	3,502,335	2,651,885	6,285,297	5,318,304
Operating Expenses:
Airfreight services	1,134,773	698,402	1,904,256	1,346,896
Ocean freight and ocean services	531,886	483,475	947,907	1,057,376
Customs brokerage and other services	750,181	571,480	1,375,828	1,125,760
Salaries and related	573,698	471,336	1,073,269	929,273
Rent and occupancy	68,428	65,741	136,884	130,084
Depreciation and amortization	12,695	13,847	26,570	28,451
Selling and promotion	9,894	9,928	20,265	18,502
Other	71,162	89,940	155,872	168,368
Total operating expenses	3,152,717	2,404,149	5,640,851	4,804,710
Operating income	349,618	247,736	644,446	513,594
Other Income:
Interest income	6,821	9,183	15,461	18,367
Other, net	2,022	1,050	5,040	1,889
Other income, net	8,843	10,233	20,501	20,256
Earnings before income taxes	358,461	257,969	664,947	533,850
Income tax expense	91,203	74,050	167,645	145,832
Net earnings	267,258	183,919	497,302	388,018
Less net earnings attributable to the noncontrolling interest	1,032	345	1,466	649
Net earnings attributable to shareholders	$266,226	$183,574	$495,836	$387,369
Basic earnings attributable to shareholders per share	$2.03	$1.35	$3.75	$2.83
Diluted earnings attributable to shareholders per share	$2.03	$1.34	$3.74	$2.82
Weighted average basic shares outstanding	130,953	136,266	132,241	137,045
Weighted average diluted shares outstanding	131,372	136,631	132,724	137,537

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EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Operating Activities:
Net earnings	$267,258	$183,919	$497,302	$388,018
Adjustments to reconcile net earnings to net cash from operating activities:
Provisions for losses on accounts receivable	2,381	1,051	3,181	1,812
Deferred income tax benefit	794	(7,523)	(968)	(7,447)
Stock compensation expense	32,200	27,267	45,023	38,816
Depreciation and amortization	12,695	13,847	26,570	28,451
Other, net	(14,261)	4,474	(16,144)	6,765
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(575,863)	(57,984)	(625,376)	50,165
Increase in accounts payable and accrued liabilities	441,269	61,885	509,620	43,466
(Increase) decrease in deferred contract costs	(84,703)	(21,617)	16,433	54,356
Increase (decrease) in contract liabilities	96,590	16,961	(1,999)	(72,327)
(Decrease) increase in income taxes payable, net	(1,124)	(44,668)	37,459	(14,328)
Decrease (increase) in other, net	1,404	1,600	(3,227)	4,087
Net cash from operating activities	178,640	179,212	487,874	521,834
Investing Activities:
Purchase of property and equipment	(11,991)	(15,875)	(24,603)	(29,027)
Other, net	21,356	24	21,486	180
Net cash from investing activities	9,365	(15,851)	(3,117)	(28,847)
Financing Activities:
Proceeds on borrowings on lines of credit, net	(15)	92	2,849	287
Proceeds from issuance of common stock	1,236	5,132	4,362	18,175
Repurchases of common stock	(354,907)	(231,116)	(642,531)	(408,470)
Dividends paid	(105,770)	(104,139)	(105,770)	(104,139)
Payments for taxes related to net share settlement of equity awards	(13,999)	(9,844)	(21,543)	(10,353)
Distribution to noncontrolling interest	(869)	—	(1,519)	(1,346)
Net cash from financing activities	(474,324)	(339,875)	(764,152)	(505,846)
Effect of exchange rate changes on cash and cash equivalents	1,270	14,156	(3,442)	20,701
Change in cash and cash equivalents	(285,049)	(162,358)	(282,837)	7,842
Cash and cash equivalents at beginning of period	1,316,497	1,318,520	1,314,285	1,148,320
Cash and cash equivalents at end of period	$1,031,448	$1,156,162	$1,031,448	$1,156,162
Taxes Paid:
Income taxes	$93,513	$125,277	$129,030	$165,901

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EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Business Segment Information

(In thousands)

(Unaudited)

	UNITED STATES	OTHER NORTH AMERICA	LATIN AMERICA	NORTH ASIA	SOUTH ASIA	EUROPE	MIDDLE EAST, AFRICA AND INDIA	ELIMI- NATIONS	CONSOLI- DATED
For the three months ended June 30, 2026:
Revenues	$1,164,252	141,860	68,181	817,046	568,779	519,885	225,216	(2,884)	3,502,335
Directly related cost of transportation and other expenses[1]	$666,578	89,325	39,879	670,698	449,872	336,532	166,068	(2,112)	2,416,840
Salaries and related costs	$328,706	24,597	12,690	45,558	37,556	99,696	24,895	-	573,698
Other operating expenses[2]	$(504)	16,705	10,276	40,834	32,091	49,880	13,670	(773)	162,179
Operating income	$169,472	11,233	5,336	59,956	49,260	33,777	20,583	1	349,618
Identifiable assets at period end	$2,499,046	199,633	136,582	580,755	518,374	858,781	350,672	(8,933)	5,134,910
Capital expenditures	$6,240	796	186	282	775	2,563	1,149	-	11,991
Depreciation and amortization	$7,133	515	248	1,184	737	2,095	783	-	12,695
Equity	$1,270,494	58,576	61,342	175,652	205,374	320,189	190,235	(160,789)	2,121,073
For the three months ended June 30, 2025:
Revenues	$877,325	108,128	66,904	636,785	359,531	449,712	155,458	(1,958)	2,651,885
Directly related cost of transportation and other expenses[1]	$454,354	67,428	40,945	507,413	277,355	293,878	113,243	(1,259)	1,753,357
Salaries and related costs	$266,018	20,205	11,030	36,686	28,567	88,913	19,917	-	471,336
Other operating expenses[2]	$31,859	16,726	9,745	36,820	28,117	41,878	15,015	(704)	179,456
Operating income	$125,094	3,769	5,184	55,866	25,492	25,043	7,283	5	247,736
Identifiable assets at period end	$2,554,090	186,248	105,069	523,858	354,318	789,514	286,466	(13,082)	4,786,481
Capital expenditures	$6,146	257	274	4,545	1,189	1,928	1,536	-	15,875
Depreciation and amortization	$7,896	499	253	1,176	622	2,791	610	-	13,847
Equity	$1,475,449	57,602	37,810	192,012	119,338	191,551	162,159	(38,638)	2,197,283

	UNITED STATES	OTHER NORTH AMERICA	LATIN AMERICA	NORTH ASIA	SOUTH ASIA	EUROPE	MIDDLE EAST, AFRICA AND INDIA	ELIMI- NATIONS	CONSOLI- DATED
For the six months ended June 30, 2026:
Revenues	$2,118,829	271,494	127,176	1,419,962	991,955	968,759	392,374	(5,252)	6,285,297
Directly related cost of transportation and other expenses[1]	$1,157,712	170,618	73,421	1,152,422	774,117	618,601	284,840	(3,740)	4,227,991
Salaries and related costs	$610,875	47,589	24,082	82,546	69,233	193,350	45,594	-	1,073,269
Other operating expenses[2]	$36,023	31,439	18,829	75,959	59,697	92,649	26,493	(1,498)	339,591
Operating income	$314,219	21,848	10,844	109,035	88,908	64,159	35,447	(14)	644,446
Identifiable assets at period end	$2,499,046	199,633	136,582	580,755	518,374	858,781	350,672	(8,933)	5,134,910
Capital expenditures	$13,808	1,047	335	1,082	1,813	4,662	1,856	-	24,603
Depreciation and amortization	$14,386	1,015	494	2,526	1,565	5,010	1,574	-	26,570
Equity	$1,270,494	58,576	61,342	175,652	205,374	320,189	190,235	(160,789)	2,121,073
For the six months ended June 30, 2025:
Revenues	$1,731,774	224,613	129,293	1,331,793	724,108	872,507	308,330	(4,114)	5,318,304
Directly related cost of transportation and other expenses[1]	$906,271	140,621	77,380	1,061,907	558,850	565,594	222,091	(2,682)	3,530,032
Salaries and related costs	$524,107	39,797	21,468	77,047	56,639	170,462	39,753	-	929,273
Other operating expenses[2]	$54,407	31,554	19,659	74,566	51,402	85,237	30,043	(1,463)	345,405
Operating income	$246,989	12,641	10,786	118,273	57,217	51,214	16,443	31	513,594
Identifiable assets at period end	$2,554,090	186,248	105,069	523,858	354,318	789,514	286,466	(13,082)	4,786,481
Capital expenditures	$14,553	483	499	5,050	2,063	3,084	3,295	-	29,027
Depreciation and amortization	$16,834	996	504	2,232	1,192	5,437	1,256	-	28,451
Equity	$1,475,449	57,602	37,810	192,012	119,338	191,551	162,159	(38,638)	2,197,283

1 Directly related cost of transportation and other expenses totals Operating Expenses from Airfreight services, Ocean freight and ocean services and Customs brokerage and other services as shown in the Condensed Consolidated Statements of Earnings.

2Other operating expenses totals rent and occupancy, depreciation and amortization, selling and promotion and other as shown in the consolidated statements of earnings.

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